WEIL, GOTSHAL & MANGES LLP
                        A LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                               September 29, 1998


Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504



Ladies and Gentlemen:

            We have acted as counsel to Franklin Receivables LLC, a Delaware limited liability company, as seller (the "Company"), Franklin Capital Corporation, a Utah corporation, in its individual capacity and as servicer (in its individual capacity, "Franklin Capital" and, as servicer, the "Servicer"), FCC Receivables Corp., a Delaware corporation ("FCC Receivables"), and Franklin Resources, Inc., a Delaware corporation ("Franklin Resources") in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by: (i) the Sale and Servicing Agreement, dated as of September 1, 1998 (the "Sale and Servicing Agreement") among the Company, the Servicer, Franklin Resources, as representative, Bankers Trust (Delaware) as the Owner Trustee (the "Owner Trustee") for Franklin Auto Trust 1998-1 (the "Trust" or "Issuer") and the Trust, as Issuer, and acknowledged and accepted by The Chase Manhattan Bank as the Indenture Trustee and as the Indenture Collateral Agent (the "Indenture Trustee" and the "Indenture Collateral Agent"); (ii) the Purchase Agreement dated as of September 1, 1998 (the "Purchase Agreement") between the Company and Franklin Capital, in its individual capacity; (iii) the Insurance and Reimbursement Agreement, dated as of September , 1998 (the "Insurance Agreement") among the Company, MBIA Insurance Corporation ("MBIA"), as the Insurer (the "Insurer"), Franklin Resources, Franklin Capital, in its individual capacity and as Servicer, and the Indenture Trustee; (iv)



NYFS08...:\60\46360\0040\2296\OPN9158P.44L
the Spread Account and Payment Agreement, dated September 1, 1998 (the "Spread Account Agreement") among the Company, the Servicer, Franklin Resources, as payment provider, the Insurer, and The Chase Manhattan Bank, as the Insurer's agent; (v) the Trust Agreement, dated September 1, 1998 (the "Trust Agreement") between the Company and the Owner Trustee; (vi) the Premium Side Letter Agreement, dated September 29, 1998 (the "Premium Agreement"), among the Insurer, the Company and Franklin Resources; (vii) the Indenture, dated as of September 1, 1998, (the "Indenture") among the Trust, the Indenture Trustee and the Indenture Collateral Agent, (viii) the Class A-1 5.50% Notes and Class A-2 5.65% Notes (collectively, the "Notes") and (ix) the Servicer Deposit Support Agreement, dated September 29, 1998 (the "Support Agreement"), between Franklin Resources and the Indenture Trustee. The Sale and Servicing Agreement, the Purchase Agreement, the Insurance Agreement, the Spread Account Agreement, the Trust Agreement, the Premium Agreement, the Indenture and the Support Agreement are collectively referred to as the "Agreements." We have also acted as counsel to the Company, Franklin Capital, in its individual capacity and as Servicer, and Franklin Resources in connection with the preparation, authorization, execution, and delivery of, and the consummation of the transactions contemplated by: (i) the Underwriting Agreement, dated as of September 24, 1998 (the "Underwriting Agreement") among the Company, Franklin Capital, FCC Receivables and Goldman, Sachs & Co., as the underwriter (the "Underwriter"), and (ii) the Letter Agreement, dated September 24, 1998 (the "Letter Agreement") between Franklin Resources and the Underwriter, and (iii) the Indemnification Agreement, dated September 29, 1998 (the "Indemnification Agreement") among the Insurer, the Company, Franklin Resources and the Underwriter. Capitalized terms defined in the Agreements, the Underwriting Agreement, the Letter Agreement and Indemnification Agreement and used but not otherwise defined herein are used herein as so defined.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreements, the Notes, the Underwriting Agreement, the Letter Agreement and the Indemnification Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, Franklin Capital, FCC Receivables and Franklin Resources, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company, Franklin Capital, FCC Receivables and Franklin Resources contained in the Agreements. We have also assumed, with your consent, (i) the due formation and valid existence of Franklin Capital, FCC Receivables and Franklin Resources, (ii) that each of Franklin Capital, FCC Receivables and Franklin Resources has the requisite corporate power and authority to enter into and perform the Agreements, the Underwriting Agreement, the Letter Agreement and the Indemnification Agreement (as applicable) and (iii) the due authorization, execution and delivery of the Agreements and the Underwriting Agreement, the Letter Agreement and the Indemnification Agreement (as applicable) by Franklin Capital in its individual capacity and as the managing member of the Company, FCC Receivables and Franklin Resources, and (iv) that the execution, delivery and performance of any of Franklin Capital's, FCC Receivables' or Franklin Resources' obligations under the Agreements, the Notes, the Underwriting Agreement, the Letter Agreement, and Indemnification Agreement (as applicable), do not and will not conflict with or result in a material breach of, or constitute a default under, or result in the creation or imposition of any material lien, charge or encumbrance (other than as provided in the Agreements) upon any of the property or assets of Franklin Capital, FCC Receivables and Franklin Resources, pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement under which Franklin Capital, FCC Receivables or Franklin Resources is a debtor or guarantor, nor will such action result in any violations of the provisions of the Certificate or Articles of Incorporation, as amended or restated, or by-laws of Franklin Capital, FCC Receivables or Franklin Resources.

            As used herein "to our knowledge" and "of which we are aware" means the conscious awareness of facts or other information by any lawyer in our firm actively involved in the transactions contemplated by the Agreements.

            Unless otherwise indicated, references in this opinion to the "New York UCC" mean the Uniform Commercial Code as in effect in New York on the date hereof.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

      1. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to transact business and is good standing as a foreign corporation in each jurisdiction where the character of its activities requires such qualification, except where the failure of the Company to be so qualified would not have a material adverse effect on the business or operations of the Company.

      2. Assuming that the execution, delivery and performance of the Agreements (to which the Company is a party), the Underwriting Agreement and the Indemnification Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by Franklin Capital, as the managing member of the Company, the Agreements (to which the Company is a party), the Underwriting Agreement, the Indemnification Agreement and the written orders to the Owner Trustee to execute and deliver the Issue Order and to execute and deliver the Certificates have been duly and validly executed and delivered by the Company and the Company has full power and authority to sell and assign the Trust Property to the Trust pursuant to the Sale and Servicing Agreement and has duly authorized such sale and assignment.

      3. The Agreements to which the Company is a party (except for the Trust Agreement which is governed by Delaware law and as to which we give no opinion), the Underwriting Agreement and the Indemnification Agreement (assuming the due authorization, execution and delivery thereof by the other parties thereto except Franklin Capital, FCC Receivables and Franklin Resources) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and subject to the qualification that (i) certain remedial provisions of the Agreements, the Underwriting Agreement and Indemnification Agreement may be limited by federal or state securities laws or public policy relating thereto and subject to the qualification that (ii) certain remedial provisions of the Agreements, the Underwriting Agreement and Indemnification Agreement may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Agreements, the Underwriting Agreement and Indemnification Agreement, and the Agreements, the Underwriting Agreement and Indemnification Agreement contain adequate provisions for enforcing payment of the obligations thereunder and for the practical realization of the rights and benefits afforded thereby, and (iii) we express no opinion as to the effect on the Agreements, the Underwriting Agreement and the Indemnification Agreement, of the laws in any jurisdiction other than the State of New York, including laws which limit the rates of interest legally chargeable or collectable. No opinion is expressed in this paragraph as to the perfection or priority of any liens granted pursuant to the Agreements.

      4. The Agreements to which Franklin Capital is a party (except for the Trust Agreement which is governed by Delaware law and as to which we give no opinion) and the Underwriting Agreement (assuming the due authorization, execution and delivery thereof by the other parties thereto other than the Company, FCC Receivables and Franklin Resources) constitute the legal, valid and binding obligations of Franklin Capital, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and subject to the qualification that (i) certain remedial provisions of the Agreements and the Underwriting Agreement may be limited by federal or state securities laws or public policy relating thereto and subject to the qualification that (ii) certain remedial provisions of the Agreements and the Underwriting Agreement may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Agreements and the Underwriting Agreement, and the Agreements and the Underwriting Agreement contain adequate provisions for enforcing payment of the obligations thereunder and for the practical realization of the rights and benefits afforded thereby, and (iii) we express no opinion as to the effect on the Agreements and the Underwriting Agreement of the laws in any jurisdiction other than the State of New York, including laws which limit the rates of interest legally chargeable or collectable. No opinion is expressed in this paragraph as to the perfection or priority of any liens granted pursuant to the Agreements.

      5. The Agreements to which Franklin Resources is a party (except for the Trust Agreement which is governed by Delaware law and as to which we give no opinion), the Letter Agreement and the Indemnification Agreement (assuming the due authorization, execution and delivery thereof by the other parties thereto other than the Company, FCC Receivables and Franklin Capital) constitute the legal, valid and binding obligations of the Franklin Resources, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and subject to the qualification that (i) certain remedial provisions of the Agreements may be limited by federal or state securities laws or public policy relating thereto and subject to the qualification that

(ii) certain remedial provisions of the Agreements, the Letter Agreement and the Indemnification Agreement may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Agreements, the Letter Agreement and the Indemnification Agreement, and the Agreements, the Letter Agreement and the Indemnification Agreement contain adequate provisions for enforcing payment of the obligations thereunder and for the practical realization of the rights and benefits afforded thereby, and (iii) we express no opinion as to the effect on the Agreements, the Letter Agreement and the Indemnification Agreement of the laws in any jurisdiction other than the State of New York, including laws which limit the rates of interest legally chargeable or collectable. No opinion is expressed in this paragraph as to the perfection or priority of any liens granted pursuant to the Agreements.

      6. The Underwriting Agreement (assuming the due authorization, execution and delivery thereof by the other parties thereto other than the Company and Franklin Capital) constitute the legal, valid and binding obligation of FCC Receivables, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto and subject to the qualification that (i) certain remedial provisions of the Underwriting Agreement may be limited by federal or state securities laws or public policy relating thereto and subject to the qualification that (ii) certain remedial provisions of the Underwriting Agreement, may be unenforceable in whole or in part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Underwriting Agreement, contains adequate provisions for enforcing payment of the obligations thereunder and for the practical realization of the rights and benefits afforded thereby, and (iii) we express no opinion as to the effect on the Underwriting Agreement of the laws in any jurisdiction other than the State of New York, including laws which limit the rates of interest legally chargeable or collectable. No opinion is expressed in this paragraph as to the perfection or priority of any liens granted pursuant to the Underwriting Agreement.

      7. Neither the transfer of the Receivables by the Company to the Indenture Trustee on behalf of the Trust, nor the assignment by the Company of the Trust Estate to the Trust, nor the grant by the Trust of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of the Agreements (to which it is a party), the Underwriting Agreement and the Indemnification Agreement by the Company, and the consummation of the transactions contemplated thereby and the compliance by it of the provisions thereof will conflict with or constitute a default under or violate
(i) any of the terms, conditions or provisions of the certificate of formation or the limited liability company operating agreement, as amended and restated, of the Company; (ii) any of the terms, conditions, or provisions of any material document, agreement or other instrument to which the Company is a party or by which it is bound of which we are aware; (iii) any New York, Delaware corporate or limited liability company or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion) or
(iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company, of which we are aware.

      8. No consent, approval, waiver, license or authorization or other action by or filing with any New York or federal governmental authority is required in connection with the execution and delivery by the Company, FCC Receivables, Franklin Capital and Franklin Resources of the Agreement, the Underwriting Agreement, the Indemnification Agreement and the Letter Agreement (to which the Company, FCC Receivables, Franklin Capital and Franklin Resources is a party, respectively) or the consummation by the Company, FCC Receivables, Franklin Capital and Franklin Resources of the transactions contemplated thereby, except for filings in connection with perfecting security interests.

      9. The execution and delivery of the Indenture is effective to create a valid security interest (as defined in the New York UCC) in favor of the Indenture Collateral Agent in the Trust's interest in the Collateral (as such term is defined in the Indenture) and the proceeds thereof to secure the obligations of the Trust set forth in the Indenture.

      10. Assuming that the Trust Agreement validly forms the Trust grants the power to issue the Class A-1 Notes and the Class A-2 Notes and authorizes the Trust to execute and deliver the Class A-1 and Class A-2 Notes, the Class A-1 Notes and Class A-2 Notes have been duly authorized and when executed and authenticated by the Indenture Trustee as contemplated by the Agreements and delivered and paid for pursuant to the Underwriting Agreement, will be duly and validly issued, outstanding and enforceable and entitled to the benefits provided by the Agreements, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      11. To the best of our knowledge, no contracts or documents of the Company which are required to be filed as exhibits to the registration statement on Form S-3 (No. 333- 56869), filed with the Securities and Exchange Commission (the "Commission") on June 15, 1998, as amended, (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, (the "Act") or the rules or regulations thereunder have not been so filed.

      12. The Registration Statement has become effective under the Act as of September 18, 1998 and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof or amendment thereto has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

      13. The Company is not and will not become as a result of execution of the Agreements an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or a company "controlled by" an "investment company within the meaning of the Investment Company Act.

      14. The Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act") and the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

      15. The Indenture has been duly qualified under the Trust Indenture Act.

      16. Assuming full compliance with all the terms of the Agreements, it is our opinion that the statements contained in the Prospectus and in the Prospectus Supplement under the caption "ERISA Considerations," insofar as such statements constitute matters of law or legal conclusions and except to the extent qualified therein, are correct in all material respects.

      17. The Registration Statement and the Prospectus (except for the financial statements and the notes thereto, the exhibits, annexes and other financial, statistical, numerical and accounting data and portfolio data, economic conditions and financial condition of the portfolio information included in or which should be included in, or incorporated by reference into, the Registration Statement or the Prospectus, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            We have participated in conferences with directors, officers and other representatives of the Company, Franklin Capital, FCC Receivables and Franklin Resources, representatives of the independent public accountants for the Company, Franklin Capital, FCC Receivables and Franklin Resources, representatives of the Underwriter and representatives of counsel for the Underwriter, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in the foregoing opinion), no facts have come to our attention which lead us to believe that the Registration Statement, on the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or that the Prospectus, on the date thereof or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included in the Registration Statement or Prospectus or any information therein regarding MBIA or provided by the Underwriter).

            The opinions expressed herein are limited to the laws of the State of New York, the corporate and limited liability company laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            The opinion expressed in paragraph 16 to the extent it relates to federal law is based on current provisions of the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder, the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Department of Labor and Internal Revenue Service, and case law. Any rules set forth in any of the foregoing authorities may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Department of Labor, the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the opinion expressed in paragraph 16 or as to the effect on the matters covered by opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts, including the taking of any action by any party to any of the transactions described in the Agreements pursuant to any opinion of counsel as required by any of the Agreements relating to such transactions, or in the Agreements on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering such opinion.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, except by each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., may rely on this opinion as if it had been addressed to them, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.


                                      Very truly yours,

                                      /s/ Weil, Gotshal & Manges LLP